                                                                  EXHIBIT 10.22

                                FIRST AMENDMENT
                                       OF
                               FARAH U.S.A., INC.
                          BARGAINING UNIT PENSION PLAN

               WHEREAS, Farah Incorporated (the "company") maintains the Farah U.S.A., Inc. Bargaining Unit Pension Plan (the "plan"); and

               WHEREAS, the plan was last amended and restated on December 31, 1994, effective generally on January 1, 1990, and further amendment of the plan now is considered desirable to bring the plan into compliance with section 767(a) of the Uruguay Round Agreements Act (P.L. 103-465), effective with respect to distributions payable on or after January 1, 1996.

               NOW, THEREFORE, by virtue and in exercise of the power reserved to the company by Section 6.4 of the plan and delegated to the undersigned officer by resolution of its Board of Directors adopted at the March 13-15, 1995 meeting of the Board of Directors, the plan be and it hereby is amended effective January 1, 1996, as follows:

               1. Section 1.1(A)(23) of the plan shall be deleted in its entirety and the following section inserted in lieu thereof:

                  "(23) The term "actuarially equivalent" as used herein means equality in value of the aggregate amounts expected to be received under different forms of payment based upon the same mortality and interest rate assumptions. Unless specifically provided otherwise under the provisions hereof, the mortality and interest rate assumptions used in computing benefits payable on behalf of a participant upon his retirement or termination of service and upon the exercise of optional forms of retirement income under the plan shall be the Unisex Pension Mortality Table Projected to 1984 (UP-1984 Table) and an 8% interest rate.

                           Any provisions above to the contrary
                           notwithstanding, if the applicable mortality table described in Section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code of 1986, as amended, and regulations issued pursuant thereto (which shall be based on the prevailing commissioners' standard table described in Section 807(d)(5)(A) of the Internal Revenue Code of 1986, as amended, used to determine reserves for group annuity contracts issued on the date as of which present value is being determined without regard to any other subparagraph of Section 807(d)(5)) (the "Applicable Mortality Table"), and the applicable interest rate described in Section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code of 1986, as amended, and regulations issued pursuant thereto (the annual rate of interest on 30-year Treasury securities) as of the first day of November immediately preceding the plan year during which the distribution is made or commences (the "Applicable Interest Rate"), will result in a larger distribution being payable to the participant or his beneficiary, as the case may be, the interest rate and mortality assumptions used to compute the amount of any actuarially equivalent lump-sum distribution that is payable on or after January 1, 1996 or any other actuarially equivalent form of distribution that initially commences on or after January 1, 1996 and that provides payments in the form of a decreasing annuity or that provides payments for a period less than the life of the participant (or, in the case of a death benefit payable to his beneficiary under the provisions of Section 2.3(G), 2.4(A)(3) or 2.4(B) hereof, for a period less than the life of his beneficiary) shall be equal to the Applicable Mortality Table and Applicable Interest Rate. For the above purposes, a joint and survivor annuity form of payment which may decrease upon the death of the participant or his joint pensioner shall be deemed to be a non-decreasing annuity."

               2. Section 3.2 of the plan shall be deleted in its entirety and the following section inserted in lieu thereof:

                   "3.2  LUMP-SUM PAYMENT OF SMALL RETIREMENT INCOME

                         Notwithstanding any provision of the plan to the
                  contrary, if the monthly income payable to any person entitled to any benefit hereunder is less than $50 or if the single-sum value of the retirement income or other benefit payable to any person entitled to any benefit hereunder is less than $5,000, or if such monthly income or single-sum value is less than such alternate amount that the Committee may from time to time prescribe for application under this section in lieu of $50 and $5,000, respectively, the actuarial equivalent of such retirement income or other benefit shall be paid in a lump sum, subject to the provision below. Such actuarial equivalent shall be based upon the mortality and interest assumptions which are being used as of the date of the participant's retirement or termination of service to determine actuarially equivalent values; provided, however, with respect to lump sums paid on and after January 1, 1996, if the Applicable Mortality Table and Applicable Interest Rate (as defined in Section 1.1(A)(23) hereof) in effect on the date the lump sum is distributed will result in a larger lump sum being payable, then the Applicable Mortality Table and Applicable Interest Rate (as defined in Section 1.1(A)(23) hereof) in effect on the date the lump sum is distributed will be used to determine the actuarial equivalent. Any benefit payable under this Section 3.2 shall require the consent of the recipient and of the participant's spouse, if living, if either (i) the amount of such lump-sum payment exceeds $3,500 (or such higher amount as may be permitted from time to time under Sections 411(a)(11) and 417 of the Internal Revenue Code and the regulations issued pursuant thereto), whether such lump-sum payment is to be made before or after the participant attains (or would have attained) age 65, (ii) such lump-sum payment is to be made after the annuity starting date of the applicable retirement income or other benefit, or (iii) the date of payment of such lump-sum payment is later than the close of the second plan year following the plan year in which the date of the participant's retirement or termination of service occurs, and payment must be made within 90 days after such consent is received by the Committee. Any spousal consent required under this Section 3.2 must satisfy the requirements of Section 4.1(G) and Section 417(b)(2) of the Internal Revenue Code. For purposes of this Section, if the single-sum value of the retirement income or other benefit payable pursuant to this
                  Section is zero, the person entitled to such benefit shall be deemed to have received a distribution of such retirement income or other benefit."

               3. Section 4.1(H) of the plan shall be deleted in its entirety and the following section inserted in lieu thereof:

              "(H) Minimum Preserved Benefit Due to Change in Actuarial
                   Assumption: In the event that the plan is or has been amended after January 1, 1982 to change the actuarial assumptions used to determine actuarially equivalent benefits payable under the plan, the monthly retirement income or other benefit, if any, payable under the provisions of Section 2.1, 2.2, 2.3 or 2.4 (and Section 3.1 if an optional form of payment is applicable) on behalf of a participant, who was a participant in the plan as of the day immediately preceding the date that the change in assumptions becomes effective (herein referred to as the "Preservation Date") and who retires or whose service is terminated after the Preservation Date, shall be at least equal to the corresponding amount of the monthly retirement income or other benefit, if any, payable on his behalf under the provisions of Section 2.1, 2.2, 2.3 or 2.4 (and Section 3.1 if an optional form of payment is applicable), as the case may be, of the plan as in effect on the Preservation Date computed using the Deferred Monthly Retirement Income Commencing at Normal Retirement Date which he had accrued as of the Preservation Date under the provisions of the plan as in effect on the Preservation Date and using the mortality table and interest rate assumptions that applied under the provisions of the plan as in effect on the Preservation Date to compute actuarially equivalent benefits payable on behalf of participants who retired or whose service was terminated on the Preservation Date. Notwithstanding any of the foregoing to the contrary, this Section 4.1(H) shall not apply to the change of actuarial assumptions effective as of January 1, 1996 made to Sections 1.1(A)(23), 3.2 and Supplement A hereof in order to bring the plan into compliance with section 767(a) of the Uruguay Round Agreements Act (P.L. 103-465)."

               4. Section A-2(a) of Supplement A of the plan shall be deleted in its entirety and the following section inserted in lieu thereof:

                   "(a) Notwithstanding any provision of the plan to the contrary, in lieu of the amount and form of retirement income payable in the event of normal retirement as specified in
                   Section 2.1 hereof and as subjected to the provisions of
                   Section 4.1 hereof, a participant who retires on or after his normal retirement date may elect to receive the actuarial equivalent of such retirement income in a lump sum payment as of the date the first payment of retirement income would otherwise have been made to him under the provisions of
                   Section 2.1 hereof by making written application for the same to the Committee and obtaining a written spousal consent, witnessed by a plan representative or a notary public; provided, however, that no spousal consent has to be obtained if the participant's lump sum payment will not exceed $3,500 or if it is established to the satisfaction of the Committee that such consent may not be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury or his delegate may prescribe. The actuarial equivalent of the retirement income otherwise payable to the participant described above shall be based upon the mortality and interest assumptions which are being used as of the date of the participant's retirement to determined actuarially equivalent values; provided, however, that with respect to lump sums paid on and after January 1, 1996, if the Applicable Mortality Table and Applicable Interest Rate (as defined in Section 1.1(A)(23) of the plan) in effect on the date the lump sum is distributed will result in a larger lump sum being payable, then the Applicable Mortality Table and Applicable Interest Rate (as defined in Section 1.1(A)(23) hereof) in effect on the date the lump sum is distributed will be used to determine the actuarial equivalent. A participant who is reemployed by the Employer after receiving a lump sum payment pursuant to this Section A-2(a) shall not be eligible to elect to receive a second lump sum payment upon his retiring after being re-employed, regardless of whether the participant repays the lump sum to the plan with interest thereon at the rate of 120 percent of the federal mid-term rate (as in effect under Section 1274 of the Internal Revenue Code of 1986, as amended, for the first month of a plan year), compounded annually, for the period beginning on the date such lump sum was paid to the participant and ending on the date the participant makes his repayment to the trust fund. Such repayment may only be made before the earlier of: (1) 5 years from the date on which the participant reenters the active service of the Employer, or
                   (2) the close of the first period of 5 consecutive one year Breaks in Service commencing after the date on which the lump sum was paid to the participant because of his prior retirement."

               IN WITNESS WHEREOF, Farah Incorporated has caused this amendment to be executed on its behalf by its duly authorized officer as of this 13th day of December, 1995.


                                    FARAH INCORPORATED



                                    By:  /s/ James C. Swain
                                         ------------------------
                                         Executive Vice President
                                         of Farah Incorporated

                                                 (CORPORATE SEAL)